Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

A&S Energie NV	Belgium
A&U Energie NV	Belgium
Aladdin Manufacturing Corporation	Delaware
Aladdin Manufacturing of Alabama, LLC	Alabama
Aladdin Manufacturing Of New York, LLC	New York
Alsace Logistique S.A.	France
Avelgem Green Power CVBA	Belgium
Avon Pacific Holdings Ltd	New Zealand
B&M NV	Belgium
Berghoef GmbH	Germany
Berghoef-Hout B.V.	Netherlands
BGE Mexico, S. de R. L. de C.V.	Mexico
Bienes Raices y Materiales del Centro, S. de R.L. de C.V.	Mexico
C.F. Marazzi S.A.	Luxembourg
Canterbury Spinners Ltd	New Zealand
Carpet Foundation Ltd	New Zealand
Cevotrans BV	Netherlands
Céramus Bahia S/A – Produtos Cerâmicos	Brazil
Dal Italia LLC	Delaware
Dal-Elit, LLC	Texas
Dal-Tile Chile Comercial Limitada	Chile
Dal-Tile Colombia S.A.S.	Colombia
Dal-Tile Corporation	Pennsylvania
Dal-Tile Distribution, Inc.	Delaware
Dal-Tile Group Inc.	Delaware
Dal-Tile I, LLC	Delaware
Dal-Tile Industrias, S. de R.L. de C.V.	Mexico
Dal-Tile International Inc.	Delaware
Dal-Tile Mexico Comercial S. de R.L. de C.V.	Mexico
Dal-Tile Mexico, S. de R.L. de C.V.	Mexico
Dal-Tile of Canada ULC	BC, Canada
Dal-Tile Operaciones Mexico S. De R.L. De C.V.	Mexico
Dal-Tile Perú SRL	Peru
Dal-Tile Puerto Rico, Inc.	Puerto Rico
Dal-Tile Services, Inc.	Delaware
Dal-Tile Shared Services, Inc.	Delaware
Dal-Tile Tennessee, LLC	Delaware
Dekaply NV	Belgium
DT Mex Holdings, LLC	Delaware
DTM/CM Holdings, LLC	Delaware
Dynea NV	Belgium
Eliane Argentina Sociedad Anonima	Argentina
Eliane S/A - Revestimentos Cerâmicos	Brazil
Emilceramica India Pvt Ltd.	India
Emilceramica S.r.l	Italy
Emilgermany GmbH	Germany
Emilgroup Asia Ltd	Hong Kong
Explorer S.r.l.	Italy
F.I.L.S. Investments Unlimited Company	Ireland
Feltex Carpets Ltd	New Zealand
Feltex Carpets Pty Ltd	Australia
Feltex New Zealand Ltd	New Zealand
Fibremakers Australia Pty Ltd	Australia
Flooring Foundation Ltd	New Zealand
Flooring Industries Limited S.à r.l.	Luxembourg
Flooring XL B.V.	Netherlands
Floorscape Limited	New Zealand
Godfrey Hirst & Co Pty Ltd	Australia
Godfrey Hirst (Singapore) Pte Ltd	Singapore
Godfrey Hirst Australia Pty Ltd	Australia
Godfrey Hirst NZ Ltd	New Zealand
Hytherm (Ireland) Limited	Ireland
International Flooring Systems S.à r.l.	Luxembourg
International Vinyl Company - Vostok OOO	Russian Federation
IVC BVBA	Belgium
IVC Far-East Trading (Shanghai) Co. Ltd.	China
IVC France S.à r.l.	France
IVC Green Power NV	Belgium
IVC Group GmbH	Germany
IVC GROUP LIMITED	United Kingdom
IVC Luxembourg S.à r.l.	Luxembourg
IVC Rus OOO	Russian Federation
IVC US, Inc.	Georgia
KAI Keramica Ltd	Greece
KAI Mining EOOD	Bulgaria
Kerama Baltics OOO	Latvia
KERAMA CENTER OOO	Russian Federation
Kerama Export OOO	Russian Federation
Kerama Marazzi OOO	Russian Federation
Kerampromservis (LLC)	Ukraine
Khan Asparuh - Transport EOOD	Bulgaria
Khan Asparuh AD	Bulgaria
Khan Omurtag AD	Bulgaria
Koninklijke Peitsman B.V.	Netherlands
Kraj Kerama OOO	Ukraine
Management Co EAD	Bulgaria
Marazzi Acquisition S.r.l.	Italy
Marazzi Deutschland G.m.b.H.	Germany
Marazzi France Trading S.A.S.	France
Marazzi Group F.Z.E.	United Arab Emirates
Marazzi Group S.r.l.	Italy
Marazzi Group Trading (Shanghai) Co. Ltd.	China
Marazzi Iberia S.L.U.	Spain
Marazzi Japan Co., Ltd.	Japan
Marazzi Middle East FZ LLC	Dubai
Marazzi Schweiz S.A.G.L.	Switzerland
Marazzi UK Ltd.	United Kingdom
MG China Trading Ltd.	Hong Kong
MI Finance SRL	Barbados
Mohawk Assurance Services, Inc.	Georgia
Mohawk Australia Pty Ltd	Australia
Mohawk Canada Corporation	NS, Canada
Mohawk Capital Finance S.A.	Luxembourg
Mohawk Capital Luxembourg SA	Luxembourg
Mohawk Carpet Distribution, Inc.	Delaware
Mohawk Carpet Foundation, Inc.	Georgia
Mohawk Carpet Transportation Of Georgia, LLC	Delaware
Mohawk Carpet, LLC	Delaware
Mohawk Commercial, Inc.	Delaware
Mohawk ESV, Inc.	Delaware
Mohawk Europe BVBA	Belgium
Mohawk Factoring II, Inc.	Delaware
Mohawk Factoring, LLC	Delaware
Mohawk Finance S.à r.l.	Luxembourg
Mohawk Foreign Acquisitions S.à r.l.	Luxembourg
Mohawk Foreign Funding S.a.r.l	Luxembourg
Mohawk Foreign Holdings S.à r.l.	Luxembourg
Mohawk Foreign Investments, Inc.	Delaware
Mohawk Global Investments S.à r.l.	Luxembourg
Mohawk Holdings International B.V.	Netherlands
Mohawk Industries, Inc.	Delaware
Mohawk International (Europe) S.à r.l.	Luxembourg
Mohawk International (Hong Kong) Limited	Hong Kong
Mohawk International Capital N.V.	Netherlands
Mohawk International Financing S.a.r.l	Luxembourg
Mohawk International Holdings (DE), LLC	Delaware
Mohawk International Holdings S.à r.l.	Luxembourg
Mohawk International Luxembourg S.à r.l.	Luxembourg
Mohawk International Netherlands B.V.	Netherlands
Mohawk International Services BVBA	Belgium
Mohawk KAI Luxembourg Holding S.à r.l.	Luxembourg
Mohawk KAI Luxembourg S.à r.l.	Luxembourg
Mohawk Luxembourg Capital S.A.	Luxembourg
Mohawk Luxembourg Financing S.à r.l.	Luxembourg
Mohawk Luxembourg Holdings S.à r.l.	Luxembourg
Mohawk Luxembourg Investments S.à r.l.	Luxembourg
Mohawk Luxembourg Pacific S.à r.l.	Luxembourg
Mohawk Marazzi International BV	Netherlands
Mohawk Marazzi Russia BV	Netherlands
Mohawk New Zealand Limited	New Zealand
Mohawk Operaciones Mexicali S. de R.L. de C.V.	Mexico
Mohawk Operations Luxembourg S.à r.l.	Luxembourg
Mohawk Pacific Investments S.à r.l.	Luxembourg
Mohawk Resources, LLC	Delaware
Mohawk Servicing, LLC	Delaware
Mohawk Singapore Private Limited	Singapore
Mohawk Trading (Shanghai) Co., Ltd	China
Mohawk Unilin Luxembourg S.à r.l.	Luxembourg
Mohawk United Finance B.V.	Netherlands
Mohawk United International B.V.	Netherlands
Mohawk Vinyl Financing S.à r.l.	Luxembourg
Molber Beheer B.V.	Netherlands
Monarch Ceramic Tile, Inc.	Texas
MUD (Holding) Brazil Ltda.	Brazil
P.F. Onroerend Goed B.V.	Netherlands
Pergo (Europe) AB	Sweden
Pergo Holding BV	Netherlands
Pergo India Pvt Ltd	India
PF Beheer B.V.	Netherlands
Polcolorit S.A.	Poland
Premium Floors Australia Pty Limited	Australia
Rata International Pty Ltd	Australia
Recubrimientos Interceramica, S. de R.L. de C.V.	Mexico
Riverside Textiles Pty Ltd	Australia
RR Apex, LLC	Delaware
S.C. KAI Ceramics SRL	Romania
Sibir Kerama OOO	Russian Federation
SimpleSolutions USA LLC	Delaware
Soft Step (Australia) Pty Ltd	Australia
Spano Invest BVBA	Belgium
Spano NV	Belgium
Stroyagromekhzapchast ChaO	Ukraine
Stroytrans OAO Orelstroy	Russian Federation
Summit Wool Spinners Ltd	New Zealand
The Flooring Federation Ltd	New Zealand
Tiles Co OOD	Bulgaria
Unilin (Malaysia) Sdn. Bhd.	Malaysia
Unilin ApS	Denmark
Unilin Arauco Pisos Ltda.	Brazil
Unilin Beheer BV	Netherlands
Unilin BVBA	Belgium
Unilin Distribution Ukraine LLC	Ukraine
Unilin Distribution, Ltd.	United Kingdom
Unilin Finland OY	Finland
Unilin Flooring India Private Limited	India
Unilin Flooring SAS	France
Unilin GmbH	Germany
Unilin Holding BVBA	Belgium
Unilin Insulation BV	Netherlands
Unilin Insulation SAS	France
Unilin Insulation Sury SAS	France
Unilin Italia S.R.L.	Italy
Unilin North America, LLC	Delaware
Unilin Norway AS	Norway
Unilin OOO	Russian Federation
Unilin Panels SAS	France
Unilin Poland Sp.Z.o.o.	Poland
Unilin s.r.o.	Czechia
Unilin SAS	France
Unilin Spain SL	Spain
Unilin Swiss GmbH	Switzerland
World International, Inc.	Barbados
Xtratherm Limited	Ireland
Xtratherm S.A.	Belgium
Xtratherm UK Limited	United Kingdom

Certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.